For Immediate Release

Contacts:	Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Gerald Burr Wyeth Pharmaceuticals (484) 865-5138 Investor Contact: Justin Victoria Wyeth (973) 660-5340	Progenics Pharmaceuticals, Inc.: Investor Contact: Richard W. Krawiec, Ph.D. (914) 789-2814 Media Contact: Barri Winiarski WeissComm Partners (917) 584-7468

WYETH AND PROGENICS TO BEGIN CLINICAL TESTING OF A NEW FORMULATION OF ORAL METHYLNALTREXONE BASED ON PHASE 2 FINDINGS

Madison, N.J. and Tarrytown, N.Y., March 6, 2007 - Wyeth Pharmaceuticals, a division of Wyeth (NYSE:WYE) and Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced that Wyeth is beginning clinical testing this month of a new formulation of oral methylnaltrexone for the treatment of opioid-induced constipation. Preliminary results from the phase 2 trial, conducted by Wyeth, showed that the initial formulation of oral methylnaltrexone was generally well tolerated, but did not exhibit sufficient clinical activity to advance into phase 3 testing. Should the new formulation be successful, the companies could file a New Drug Application (NDA) for oral methylnaltrexone as early as late 2009 or early 2010.

“Both the subcutaneous and intravenous formulations of methylnaltrexone have shown a high degree of activity in clinical trials. Therefore, the companies believe that the findings from the oral trial appear to be due to the orally administered formulation tested rather than the methylnaltrexone compound itself,” says Robert R. Ruffolo, Jr., Ph.D., Senior Vice President, Wyeth, and President, Wyeth Research. “We remain strongly committed to the methylnaltrexone program and intend to file an NDA later this month for the subcutaneous dose form.”

About Methylnaltrexone

Methylnaltrexone is an investigational drug that is being studied as a treatment for the peripheral side effects of opioid analgesics. It is designed to mitigate the effect of opioids on the peripheral receptors without interfering with brain-centered pain relief. Methylnaltrexone is being developed in subcutaneous and oral forms to treat opioid-induced constipation and an intravenous form for post-operative ileus, a prolonged dysfunction of the GI tract following surgery. The companies remain on track to submit an NDA in March for the subcutaneous form in the palliative care setting, and for the intravenous form in late 2007 or early 2008.

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide.

The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products, including with respect to our pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; data generated on our products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors.” The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development.

The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus.

In the area of HIV infection, the Company is developing the viral-entry inhibitor, PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody-drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA, and has a recombinant PSMA vaccine in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of March 6, 2007. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Wyeth available at http://www.wyeth.com
Additional information on Progenics available at http://www.progenics.com